UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2010 (January 25, 2010)

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC

(Exact name of Registrant as specified in charter)

Delaware	333-141568	20-8468508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1515 Broadway, 11th Floor New York, NY 10036
(Address of principal executive offices)

Registrant's telephone number, including area code: +86 (10) 82525361

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act(17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Financial Officer.

On January 25, 2010, the Board of Directors of the Company appointed Jeremy Goodwin as the Company’s President, effective immediately, and as the Company’s Chief Financial Officer, effective upon the departure of the Company’s current Chief Financial Officer, as disclosed below.

Mr. Goodwin has not yet entered into an employment agreement with the Company in connection with his  appointment as President and Chief Financial Officer.

Mr. Goodwin has served as a member of the Company’s Board of Directors since October 6, 2008.  Prior to January 25, 2010, Mr. Goodwin was “independent,” as that term is defined under the Nasdaq listing standards, and served on the Company’s Audit Committee, Compensation Committee and Nominating and Governance Committee.  Effective as of January 25, 2010, Mr. Goodwin is no longer “independent” and therefore has resigned from his positions on each committee of the Board of Directors on which he served.  Mr. Goodwin will continue to serve on the Company’s Board of Directors as a non-independent, management director.  In addition, Mr. Goodwin will no longer receive compensation for service on the Board of Directors.  The Company is currently in the process of identifying a candidate to join the Board of Directors as an “independent” director to fill an existing vacancy.

Mr. Goodwin has extensive experience in finance, advising multi-national and Asian companies on key corporate initiatives such as M&A, debt and equity financing, restructuring, privatization and business expansion. Since 2006, Mr. Goodwin has been Managing Partner of 3G Capital Partners, a corporate finance advisory firm, and was a Vice President of Global Capital Group Enterprises, from 2002 to 2005 where he and his team advised Changzhou Xingrong Copper on its $20 million sale to Mueller Industries, Inc. From 1999 to 2001, Mr. Goodwin was with the ING Beijing Investment arm of Baring Private Equity Partners in Hong Kong. In addition, from 1997 to 1998, Mr. Goodwin worked at ABN Amro in Beijing, where he assisted notable clients such as Royal Dutch Shell Oil and Beijing Capital International Airport with its listing on the Hong Kong stock exchange.

Mr. Goodwin began his career at Mees Pierson Investment Finance S.A., a Geneva based investment fund private placement firm. He earned a Bachelor of Science degree from Cornell University and is fluent in Mandarin.

Resignation of President.

As disclosed above, Mr. Goodwin has been appointed as the Company’s President, effective on January 25, 2010. In connection with this appointment, Xianfu Han resigned from the position as the Company’s President. Mr. Han will continue to serve as the Company’s Chairman and Chief Executive Officer.

Resignation of Chief Financial Officer.

As disclosed above, Mr. Goodwin has been appointed as the Company’s Chief Financial Officer, effective upon the departure of the Company’s current Chief Financial Officer, Mr. Chin (Gene) Hsiao.  Mr. Hsian will continue to serve as the Company’s Chief Financial Officer until immediately following the filing of the Company’s quarterly report on Form 10-Q for the quarter ended December 31, 2009, following which time he will no longer be an employee of the Company.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

China Advanced Construction Materials Group, Inc.

Date: January 29, 2010	By :	/s/ Xianfu Han
Name: Xianfu Han
Title: Chief Executive Officer